UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                Date of Report (Date of earliest event reported)  March 4, 2013

Pathfinder Cell Therapy, Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	0-20580	14-1745197
(State or Other Jurisdiction of ncorporation)	(Commission file Number)	(IRS Employer Identification No.)

12 Bow Street, Cambridge, Massachusetts                                             02138
(Address of principal executive offices)                                          (Zip Code)

Registrant's telephone number, including area code:  617-245-0289

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On March 4, 2013, we borrowed $100,000 from Mr. Joerg Gruber, Chairman of the Board of our company.  The loan is evidenced by a promissory note bearing interest at 6% per annum.  Principal and interest are due and payable on the first anniversary of issuance.  At any time prior to completion or termination of the capital raise being conducted by us and described in our current report on Form 8-K filed with the Securities and Exchange Commission on September 9, 2011, the holder may elect to convert the principal amount of the promissory note, and/or accrued interest thereon, into shares of our common stock in the capital raise at the subscription price thereof.  Since February 2012, we have borrowed an aggregate principal amount of $2,270,000 from investors on these terms, which amount includes the $100,000 covered by this report.

Item 3.02   Unregistered Sales of Equity Securities

For the offer and sale of the promissory note described under Item 2.03 above, as well as the offer of the underlying shares of common stock, we have relied upon the exemption from registration set forth in Section 4(2) of the Act and/or Rule 506 of Regulation D and/or Regulation S.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pathfinder Cell Therapy, Inc

Date: March 7, 2013	By:	/s/ John Benson
John Benson, CFO

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